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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-69034) and Forms S-8 POS (No. 333-51678 and 333-82325) of Wyndham International, Inc. of our report dated June 26, 2002 relating to the financial statements of the Wyndham International Employee Savings & Retirement Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Hartford, Connecticut
June 26, 2002